UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 10, 2025
Date of Report (date of earliest event reported)

Establishment Labs Holdings Inc.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38593	98-1436377
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)
Building B15 and 25 Coyol Free Zone Alajuela Costa Rica
(Address of principal executive offices) (Zip Code)
+506 2434 2400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, No Par Value	ESTA	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On January 13, 2025, Establishment Labs Holdings Inc. (the “Company”) issued a press release announcing the Company’s preliminary financial information as of and for the quarter and year ended December 31, 2024. A copy of the press release is furnished herewith as Exhibit 99.1.
The information in Item 2.02 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Special Note Regarding Forward-Looking Statements
The consolidated preliminary estimates of unaudited financial results as of and for the quarter and year ended December 31, 2024 are forward-looking statements and may differ materially from actual results. These estimates should not be viewed as a substitute for full interim or annual financial statements prepared in accordance with U.S. generally accepted accounting principles. Accordingly, you should not place undue reliance on this preliminary information. The preliminary financial information has been prepared by, and is the responsibility of, the Company’s management. Marcum LLP, the Company’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial information. Accordingly, Marcum LLP does not express an opinion or any other form of assurance with respect thereto.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Juan José Chacón-Quirós, the Company’s Chief Executive Officer, has provided notice of his decision to retire from his position as Chief Executive Officer, effective on March 1, 2025. Following his departure as Chief Executive Officer, Mr. Chacón-Quirós will continue as a member of the Board and as an advisor with the Company.
Fillipo “Peter” Caldini, the Company’s current President, will serve as Interim CEO as of March 1, 2025. Mr. Caldini, age 59, joined the Company as President in August 2024. Previously, he served as the Chief Executive Officer and Director of Acreage Holdings, Inc. from 2020 to 2023 and of Bespoke Capital Acquisition Corp from 2019 to 2020. From 2015 to 2019, Mr. Caldini worked at Pfizer Consumer Healthcare where he was the Regional President for North America and prior to that role, Regional President of EMEA. He worked at Bayer Consumer Healthcare from 2009 to 2014 where he held several roles of increasing responsibility, including Head of Emerging Markets, GM China, and Head of the Nutritionals Strategic Business Unit. Mr. Caldini received his undergraduate degree from Boston University, his MBA from Northeastern University, and a Master’s in International Economics and Management from SDA Bocconi.
There are no arrangements or understandings between Mr. Caldini and any other persons pursuant to which he will serve as an officer of the Company. Mr. Caldini has no family relationships with any of the Company’s directors or executive officers, and Mr. Caldini does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.
On January 13, 2025, the Company issued a press release announcing Mr. Chacón-Quirós’ retirement and Mr. Caldini’s service. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
The information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Establishment Labs Holdings Inc. dated January 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTABLISHMENT LABS HOLDINGS INC.

Dated:	January 13, 2025	By:	/s/ Rajbir S. Denhoy
		Name:	Rajbir S. Denhoy
		Title:	Chief Financial Officer